Exhibit 99.1

Press Release

Release Date:	May 03, 2016	Contact:	Regina Wilson,
	At 4:30 p.m. EST		SVP Marketing
215-755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES RETIREMENT OF JOSEPH CORRATO AND THE
APPOINTMENT OF DENNIS POLLACK AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Philadelphia, Pennsylvania (May 03, 2016) - Prudential Bancorp, Inc. (the "Company") (Nasdaq: PBIP), announced today that Joseph R. Corrato, President and Chief Executive Officer  of the Company and its wholly owned subsidiary Prudential Savings Bank (the "Bank" or "Prudential Savings"), has retired after 38 years of service. Mr. Corrato joined the Bank in 1978 and served in a number of capacities at the Bank and later at the Company, most recently as the President and Chief Executive Officer of the Bank and the Company.

Chairman Bruce Miller stated that the entire Board is grateful to Joe for his decades of work in helping lead the transformation of Prudential Savings from a mutual institution to a full-service stock savings bank and the reorganization into the public company holding company structure. In recognition of his long service, Mr. Corrato will be a Director Emeritus. We wish him much success in his future endeavors."

Chairman Miller further stated, "I am extremely pleased to be announcing the appointment of Dennis Pollack as the Company's and the Bank's President and Chief Executive Officer, effective immediately.  Dennis brings to Prudential Savings over 35 years of business and banking experience.

Mr. Dennis Pollack has a broad diversified background that will serve the Bank well as we move forward.  Some career highlights include serving as President and Chief Executive Officer of CBC BanCorp. Inc. as well as The Savings Bank of Rockland County.   He also served as Chief Operating Officer of Paulson & Co., a hedge fund. He has held a number of other executive positions, including Divisional President at Sony Medical Electronics Company, a Division of Sony Corporation of America, and Loan Officer at Valley National Bank.

He is currently a Director at Prudential Bancorp, Inc., Prudential Savings, and separately at Savings Institute Bank & Trust Company of Willamantic, Connecticut. Mr. Pollack previously served as a Director of Third Federal Savings Bank, Wayne Savings Bank, Connecticut Bank of Commerce, and The Savings Bank of Rockland County.  He has also served as a member of the Board of Directors of several not-for-profit companies, including The Salvation Army and United Way- Rockland County Chapters.  Mr. Pollack has authored numerous articles on the state of banking which appeared in Bottomline Magazine and The Bankers Magazine. He holds an MBA degree from Columbia University, a diploma in Bank Lending from New York University, and an undergraduate degree in Economics from Seton Hall University.

Prudential Bancorp, Inc. is the holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia and one of which is in Drexel Hill, Delaware County, Pennsylvania.

This news release may be deemed to contain certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors include general economic conditions, changes in interest rates, deposit flows, the cost of funds, credit quality and the interest rate risks associated with the Company's business and operations. Other factors include changes in our loan portfolio, changes in competition, fiscal and monetary policies as well as legislative and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.